Exhibit 10.3.4

Award Number: 12-004

SMART & FINAL HOLDINGS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT
PURSUANT TO THE
SF CC HOLDINGS, INC.
2012 STOCK INCENTIVE PLAN

CO-INVEST OPTION

AGREEMENT (“Agreement”), dated as of February 3, 2014, between Smart & Final Holdings, Inc., a Delaware corporation (the “Company”), and SCOTT R. DREW (the “Participant”).  Collectively, the Company and all of its Affiliates shall be referred to herein as the “Employer.”

Preliminary Statement

This Agreement is entered into pursuant to Section 2.3(d) of that certain Purchase and Sale Agreement (the “Purchase Agreement”) by and among the Company, Smart & Final Holdco LLC and certain other Persons, and supersedes and replaces that certain notice to the Participant titled “Grant of New Stock Options by Smart & Final Holdings Corp.,” dated April 7, 2010 (the “Predecessor Option Agreement”), pursuant to which Participant was granted options (the “Predecessor Options”) to purchase the common stock of Smart & Final Holdings Corp.  Pursuant to Section 2.3(d) of the Purchase Agreement, the Predecessor Options were converted, effective on the Closing Date, into an option (the “Option”) to purchase the number of shares of the common stock of the Company, $0.001 par value per share (the “Common Stock”), set forth below, pursuant to the SF CC Holdings, Inc. 2012 Stock Incentive Plan, as it may be amended from time to time (the “Plan”).  Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.  A copy of the Plan has been delivered to the Participant.  By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1.                                      Tax Matters.  No part of the Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

2.                                      Common Stock Subject to Option;  Exercise Price.  Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Option entitles the Participant to purchase from the Company, upon exercise, 606 shares of Common Stock. The exercise price under the Option is $396.04 for each share of Common Stock (the “Exercise Price”).

3.                                      Vesting;  Exercise.

(a)                                 The Option is fully vested as of the Closing Date.

(b)                                 The Option may be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option in accordance with the Plan.  Notwithstanding the foregoing, the Participant may not exercise the Option unless the offering of shares of Common Stock issuable upon such exercise (i) is then registered under the Securities Act, or, if such offering is not then so registered, the Company has determined that such offering is exempt from the registration requirements of the Securities Act and (ii) complies with all other applicable laws and regulations governing the Option, and the Participant may not exercise the Option if the Committee determines that such exercise would not be so registered or exempt and otherwise in compliance with such laws and regulations.

(c)                                  To exercise the Option, unless otherwise directed or permitted by the Committee, the Participant must:

(i)                                     execute and deliver to the Company a properly completed Notice of Exercise in the form attached hereto as Exhibit A.

(ii)                                  execute and deliver such other documentation as required by the Committee which shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise, a right of first refusal or a right of first offer of the Company and other Persons with respect to shares, and such other terms or restrictions as the Board or Committee shall from time to time establish, including any drag along rights, tag along rights, transfer restrictions and registration rights;

(iii)                               remit the aggregate Exercise Price to the Company in full, payable (A) in cash or by check, bank draft or money order payable to the order of the Company; or (B) on such other terms and conditions as may be acceptable to the Committee; and

(iv)                              pay or provide for all applicable withholding taxes in respect of the exercise of the Option, by (x) remitting the aggregate amount of such taxes to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company, or (y) making arrangements with the Company to have such taxes withheld from other compensation, to the extent permitted by the Committee.

4.                                      Option Term.  The term of the Option shall be until April 6, 2017, the expiration date of the Predecessor Option, after which time it shall expire (the “Expiration Date”).  Upon the Expiration Date, the Option shall be canceled for no consideration and no longer shall be exercisable.  The Option is subject to termination prior to the Expiration Date to the extent provided in Sections 5 and 6 below.

5.                                      Detrimental Activity.  The provisions in Section 6.3(c) of the Plan regarding Detrimental Activity shall not apply to the Option.

6.                                      Termination and Change in Control.  The provisions in the Plan regarding Termination and Change in Control shall apply to the Option except that (a) the Option may be exercised by the Participant within 90 days after any voluntary Termination and within 180 days after a Termination on account of death or Disability; and (b) if the application of Plan provisions regarding Termination and Change in Control confers upon the Participant additional benefits (within the meaning of Treasury Regulation Section 1.424-1), the corresponding provisions in the Predecessor Option Agreement will apply instead.

7.                                      Restriction on Transfer of Option.  Unless otherwise determined by the Committee in accordance with the Plan, (a) no part of the Option shall be Transferable other than by will or by the laws of descent and distribution and (b) during the lifetime of the Participant, the Option may be exercised only by the Participant or the Participant’s guardian or legal representative.  Any attempt to Transfer the Option other than in accordance with the Plan shall be void.

8.                                      Company’s Repurchase Rights; Other Restrictions.

(a)                                 Company’s Repurchase Rights.  The provisions in Section 14.1 of the Plan regarding the Company’s repurchase rights shall apply to the Option.

(b)                                 To ensure that the shares of Common Stock issuable upon exercise of the Option are not transferred in contravention of the terms of the Plan and this Agreement, and to ensure compliance with other provisions of the Plan and this Agreement, the Company may deposit any certificates evidencing such shares with an escrow agent designated by the Company.

(c)                                  Notwithstanding anything in this Agreement to the contrary, the Option and any Common Stock purchased pursuant to the exercise thereof shall be subject to the terms of the Stockholders Agreement in addition to the provisions of this Section 8.

9.                                      Securities Representations.  Upon the exercise of the Option prior to registration of the offering of the Common Stock subject to the Option pursuant to the Securities Act or other applicable securities laws, the Participant shall be deemed to acknowledge and make the representations and warranties as described below and as otherwise may be requested by the Company for compliance with applicable laws, and any issuances of Common Stock by the Company shall be made in reliance upon the express representations and warranties of the Participant.

(a)                                 The Participant is acquiring and will hold the shares of Common Stock for investment for his account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.

(b)                                 The Participant has been advised that offerings of the shares of Common Stock have not been registered under the Securities Act or other applicable securities laws, on the ground that no public offering of the shares of Common Stock is to be effected (it being understood, however, that the shares of Common Stock are being offered in reliance on the exemption provided under Rule 701 under the Securities Act), and that the shares of Common Stock must be held indefinitely, unless they are subsequently registered under the applicable securities laws or the Participant obtains an opinion of counsel (in the form and substance satisfactory to the Company and its counsel) that registration is not required.  In connection with the foregoing, the Company is relying in part on the Participant’s representations set forth in this Section.  The Participant further acknowledges and understands that the Company is under no obligation hereunder to register offerings of the shares of Common Stock.

(c)                                  The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions.  The Participant acknowledges that he is familiar with the conditions for resale set forth in Rule 144, and acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(d)                                 The Participant will not sell, transfer or otherwise dispose of the shares of Common Stock in violation of the Plan, this Agreement, the Securities Act (or the rules and regulations promulgated thereunder) or under any other applicable securities laws.  The Participant agrees that he will not dispose of the Common Stock unless and until he has complied with all requirements of this Agreement applicable to the disposition of the shares of Common Stock.

(e)                                  The Participant has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the shares of Common Stock, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock.

(f)                                   The Participant is aware that his investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss.  The Participant is able, without impairing his financial condition, to hold the Common Stock for an indefinite period and to suffer a complete loss of his investment in the Common Stock.

10.                               No Rights as Stockholder.  The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends (whether in cash, in kind or other property), distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

11.                               Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

12.                               Notices.  All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:

(a)                                 unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 12, any notice required to be delivered to the Company shall be properly delivered if delivered to:

Smart & Final Holdings, Inc.
c/o Ares Management LLC
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention:                                         Adam Stein
Telephone:                                   (310) 201-4100
Facsimile:                                         (310) 201-4170

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067
Attention:                                         Michael A. Woronoff, Esq.
Telephone:                                   (310) 284-4550
Facsimile:                                         (310) 557-2193

(b)                                 if to the Participant, to the address on file with the Company.

Any notice, demand or request, if made in accordance with this Section 12 shall be deemed to have been duly given:  (i) when delivered in person; (ii) three days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service.

13.                               No Right to Employment.  This Agreement is not an agreement of employment.  None of this Agreement, the Plan or the grant of the Option hereunder shall (a) guarantee that the Employer will employ the Participant for any specific time period or (b) modify or limit in any respect the Employer’s right to terminate or modify the Participant’s employment or compensation.

14.                               Dispute Resolution.  All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Employer’s mandatory dispute resolution procedures as may be in effect from time to time with respect to matters arising out of or relating to Participant’s employment with the Employer.

15.                               Severability of Provisions.  If at any time any of the provisions of this Agreement shall be held invalid or unenforceable, or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement and the Company and the Participant agree that the provisions of this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included; provided that if the Company’s call rights and rights of first refusal or rights of first offer set forth in this Agreement, the Stockholders Agreement or any other agreement shall be held invalid or unenforceable, the Option shall be cancelled and terminated.

16.                               Governing Law.  All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

17.                               Entire Agreement.  This Agreement sets forth the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and replaces any and all prior agreements and understandings, whether written or oral, relating in any way to the subject matter of this Agreement, including the Co-Invest Option Non-Qualified Stock Option Agreements dated November 15, 2012.

18.                               Construction.  Wherever any words are used in this Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.  As used herein, (i) “or” shall mean “and/or” and (ii) “including” or “include” shall mean “including, without limitation.”  Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

19.                               Other Shares.                   Notwithstanding anything in this Agreement or the Plan to the contrary, none of the shares of Common Stock owned from time to time by a Participant that were not acquired in connection with the grant of an Award to such Participant shall be subject to any of the terms, conditions or provisions of this Agreement or the Plan.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

SMART & FINAL HOLDINGS, INC.

		By:	/s/ David G. Hirz
		Name:	David G. Hirz
		Title:	President and Chief Executive Officer

/s/ Scott R. Drew
Employee Name:	Scott R. Drew
Employee Address:	6985 E. Via El Estribo
Anaheim, CA 92807

SF CC HOLDINGS, INC.

2012 STOCK INCENTIVE PLAN

NOTICE OF EXERCISE

Smart & Final Holdings, Inc.

[Street Address]

[City, State, Zip Code]

Attention: [Chief Legal Officer]                      Date:  [•], 20

Ladies and Gentlemen:

This document constitutes notice under my stock option agreement that I elect to purchase the number of shares for the aggregate payment set forth below.

Type of option (check one):	Incentive ☐	Nonqualified ☐

Option number and grant date:

Number of shares as to which option is exercised:

Per share exercise price:	$

Aggregate exercise price (number of shares as to which option is exercised multiplied by per share exercise price):	$

I (i) acknowledge that I remain subject to the applicable provisions of my option award agreement, including Smart & Final Holdings, Inc.’s repurchase rights thereunder and (ii) acknowledge and make the representations and warranties set forth in my option award agreement, including those in Section 9 thereof.

I (i) agree that the shares purchased pursuant to this Notice of Exercise will be bound by and subject to the terms of that certain Stockholders Agreement dated as of November 15, 2012 (the “Agreement”), by and among Smart & Final Holdings, Inc. and certain of its stockholders, as such Agreement may be amended or restated; (ii) hereby adopt the Agreement with the same force and effect as if I were originally a party thereto and (iii) acknowledge that I will be considered an “Investor” for all purposes of the Agreement.

Any notice required or permitted by the Agreement will be given to me at the address listed below my signature hereto.

☐ Attached is [cash, or] a check, bank draft or money order payable to the Smart & Final Holdings, Inc. in the amount of $                       (aggregate exercise price).

Estimated withholding taxes (per Company):	$

☐ Attached is [cash, or] a check, bank draft or money order payable to Smart & Final Holdings, Inc. in the amount of $                       (estimated withholding taxes).

☐ I have made arrangements with the Company to have applicable withholding taxes withheld from other compensation.

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Address:

Telephone:
Facsimile:
Attention:

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